UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2005

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sale of Equity Securities.

On November 14, 2005, MarkWest Energy Partners, L.P. (the “Partnership”) paid to the holders of its common units a cash distribution of $0.82 per unit for the third quarter of 2005.  Immediately following payment of this cash distribution, 600,000 of the Partnership’s subordinated units were automatically converted on a one-for-one basis into 600,000 common units of the Partnership.  The conversion occurred pursuant to the terms of the Partnership’s Amended and Restated Agreement of Limited Partnership  (the “Partnership Agreement”) as a result of the Partnership’s achievement of certain financial goals set forth in the Partnership Agreement.  The common units into which the subordinated units have been converted are being issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The Partnership believes that all subordinated unit holders are “accredited investors,” as such term is defined in Rule 501(a) of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	/s/ James G. Ivey
Date: November 18, 2005		James G. Ivey
Chief Financial Officer